As filed with the Securities and Exchange Commission on June 1, 2009

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1445956
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

112 Market Street

Harrisburg, PA 17101

(717) 231-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Carl D. Lundblad, Esquire	Charles J. Ferry, Esquire
General Counsel, Tower Bancorp, Inc.	Rhoads & Sinon LLP
112 Market Street	One South Market Square, 12th Floor
Harrisburg, Pennsylvania 17101	Harrisburg, Pennsylvania 17108-1146
(717) 231-2700	(717) 233-5731

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share	1,000,000	$27.07	$27,070,000	$1,510.51

(1)	Pursuant to Rule 416(c) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(c), on the basis of the average of the high and low prices of the common stock of Tower Bancorp, Inc., as reported on the Global Market tier of The NASDAQ Stock Market on May 28, 2009, of $27.07 per share.

PROSPECTUS

112 Market Street

Harrisburg, PA 17101

(717) 231-2700

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

1,000,000 Shares of Common Stock, no par value

We are offering to our shareholders of record the opportunity to purchase shares of Tower Bancorp, Inc. (“Tower”) common stock through our Dividend Reinvestment and Stock Purchase Plan. Under the Plan, you have the opportunity to use your cash dividends on some or all of your shares of Tower common stock, as well as optional cash payments, to purchase additional shares of Tower common stock.

We have reserved 1,000,000 shares for issuance under the Plan. Pursuant to the Plan, we may sell you shares directly or shares purchased from others by the Plan Agent for Plan accounts, or we may use a combination of these methods.

Until we notify you otherwise, as discussed in the response to Question 12 on page 6 of this prospectus, if we sell you shares directly, and such shares are purchased with reinvested cash dividends, the purchase price for the shares will be 95% of their fair market value on the investment date. If we sell you shares directly, and such shares are purchased with voluntary cash payments, the purchase price of the shares will be their fair market value on the investment date. We will receive all of the proceeds of these direct sales.

If we sell you shares purchased in the open market by the Plan Agent, whether such shares are purchased with reinvested cash dividends or voluntary cash payments, the purchase price for the shares will be the weighted average purchase price paid by the Plan Agent to acquire such shares. We will not receive any of the proceeds of these sales.

To participate in the Plan, you must complete, sign and mail an enrollment form to the Plan Agent: Registrar and Transfer Company, Dividend Reinvestment Department, P.O. Box 664, Cranford, NJ 07016. Shareholders who do not wish to participate in the Plan will continue to receive checks for their cash dividends, as declared.

Tower common stock is listed on the NASDAQ Global Market under the symbol “TOBC”. On May 28, 2009, the last reported sale price of Tower common stock was $27.00.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The shares of Tower Bancorp, Inc. common stock offered hereunder are not savings accounts, deposits or other bank obligations, and neither the FDIC nor any other governmental agency insures these securities. Investing in our common stock involves risks. SEE “RISK FACTORS” ON PAGE 1 HEREOF.

The date of this Prospectus is June 1, 2009.

No person may give any information or make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made hereunder. Prospective investors may only rely on the information contained in this Prospectus. This Prospectus is neither an offer to sell nor a solicitation of an offer to buy securities by anyone in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus is correct only as of the date of this Prospectus, regardless of the time of the delivery of this Prospectus or any sale of these securities.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) relating to the shares of our common stock offered in connection with our Dividend Reinvestment and Stock Purchase Plan. This prospectus does not include all of the information in the registration statement. The registration statement containing this prospectus, including exhibits thereto, provides additional information about us, the Plan and the securities offered. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references means Tower Bancorp, Inc., and its subsidiaries, and all references in this prospectus to “stock,” “common stock,” “our stock” or “your stock” refer to our common stock, no par value per share.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this Prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2008, and updates in Part II, Item 1A of our Form 10-Q filings, which are incorporated by reference in this Prospectus. If any of the risks and uncertainties described in this Prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

INFORMATION ABOUT TOWER BANCORP, INC.

Tower Bancorp, Inc. (“Tower”) is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and was organized on October 12, 1983 under the laws of the Commonwealth of Pennsylvania for the purpose of acquiring The First National Bank of Greencastle (“FNB Greencastle”), Greencastle, Pennsylvania and such other banks and bank related activities as are permitted by law and desirable.

On March 31, 2009, Tower completed a merger of Graystone Financial Corp., the holding company of Graystone Bank, Lancaster, Pennsylvania, with and into Tower. Contemporaneously therewith, FNB Greencastle was merged with and into Graystone Bank, under the name “Graystone Tower Bank”. Graystone Tower Bank is Tower’s primary operating subsidiary.

Tower’s business activities are currently confined to owning and supervising Graystone Tower Bank, a full-service community bank operating 25 offices in central Pennsylvania and Maryland through two divisions including 9 Graystone Bank division offices serving six counties and 16 Tower Bank division offices serving three counties. The Bank offers its customers a full range of products through various delivery channels. Such products and services include checking accounts, NOW accounts, money market and savings accounts, time certificates of deposit, and commercial, installment, commercial real estate and residential real estate mortgage loans. We also offer travelers checks and official checks. Services are provided through our branch offices, automated teller machines (“ATMs”), drive-in facilities, banking by phone and internet-based banking.

DESCRIPTION OF THE PLAN

Provided below is a description of our Dividend Reinvestment and Stock Purchase Plan, which was adopted by Tower’s Board of Directors on April 28, 2009.

Purpose

1.	What is the Purpose of the Plan?

The purpose of the Plan is to provide shareholders of record of our common stock with a convenient and economical opportunity to reinvest some or all of their cash dividends and make optional cash payments to purchase additional shares of common stock, without payment of any brokerage commission or Plan charge.

At our discretion, we can direct Registrar and Transfer Company (the “Plan Agent”) to purchase the additional shares directly from us, using either originally issued or treasury shares, or we can direct the Plan Agent to purchase the additional shares in the open market. If we issue new shares of stock or treasury shares instead of purchasing shares in the open market, we will receive new equity capital funds which we will use for general corporate purposes.

Advantages and Disadvantages

2.	What are the Advantages and Disadvantages of the Plan?

You may automatically reinvest some or all of the cash dividends on your shares of common stock in additional shares of Tower. You are not required to pay any brokerage commission or Plan charges in connection with your purchases under the Plan. The Plan permits fractional shares, as well as whole shares, to be credited to your account. You can avoid the inconvenience and expense of safekeeping certificates for shares credited to your account under the Plan because Registrar and Transfer Company will do so for you. The Plan Agent also offers safekeeping of other registered shares of our common stock in addition to the shares credited to your account under the Plan. You will receive statements reflecting all current activity in your account, which will simplify your record keeping.

You will be treated as having received dividend income on the dividend payment date for federal income tax purposes and such dividend will generally give rise to a tax liability even though no cash was actually paid to you (see Question 30). You are not permitted to sell any shares of common stock held in your Plan account. If you wish to sell shares held in your Plan account, you must first withdraw such shares from the Plan (see “Terminating Participation”).

Administration

3.	Who Administers the Plan?

Registrar and Transfer Company will administer the Plan, keep records, send you statements of account and perform other duties relating to the Plan. As the Plan Agent, it will hold in safekeeping certificates for shares purchased for you under the Plan until termination of your participation in the Plan or until the Plan Agent receives your request for withdrawal of a portion of your shares. Tower and the Plan Agent may adopt such procedures as we, in our sole discretion, deem reasonable to facilitate administration of the Plan to ensure compliance with any regulatory changes. The Plan Agent also acts as Transfer Agent for our stock.

Participation

4.	Who is Eligible to Participate?

If you are a holder of record of Tower stock, you are eligible to participate in the Plan. If you do not wish to participate in the Plan, you will receive cash dividends, as declared and paid, by check, wire transfer, or other payment mechanisms.

If you are a beneficial owner who has Tower common stock registered in a name other than your own (for instance, in the name of a broker or nominee), and you would like to participate in the Plan, you must either make appropriate arrangements for your broker, nominee or other registered holder to participate in the Plan, or you must become a shareholder of record by having at least one share transferred into your own name.

5.	How Do I Participate?

If you are a holder of record of our common stock, you may join the Plan at any time by completing, signing and mailing an enrollment form to the Plan Agent. The enrollment form and a return envelope is provided for this purpose. An enrollment form may also be obtained either by:

•	Calling the Plan Agent toll free at 1-800-368-5948;

•	Accessing the Plan Agent’s website at www.rtco.com; or

•	Sending a written request to the Plan Agent in the manner indicated in response to Question 6.

If the Plan Agent receives a completed enrollment form at least five (5) business days prior to any record date for a dividend payment, you will be accepted into the Plan and your dividends will be reinvested for that dividend payment date. If the Plan Agent receives the signed enrollment form after such date, you may not be eligible to participate in the Plan for the dividend at that date, but your participation in the Plan will commence with the following dividend payment date. Dividend payment dates are anticipated to ordinarily occur on or about the last day of February, May, August and November. Record dates are anticipated to ordinarily occur on or about the fifteenth day in the month in which a dividend payment is scheduled to occur.

The Plan does not represent a change in Tower’s dividend policy or a guarantee of future dividends. The payment of dividends will always be subject to the discretion of our Board of Directors and will depend upon earnings, financial requirements, governmental regulations and other factors.

6.	Where Should I Direct Correspondence Regarding the Plan?

All correspondence concerning the Plan should be addressed to:

Registrar and Transfer Company

Dividend Reinvestment Department

P.O. Box 664

Cranford, NJ 07016

You may also contact Registrar and Transfer Company by phone at: 1-800-368-5948 between 8:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.

If you are sending certificates in for safekeeping, send the certificates along with a letter of instruction to the address listed above. We recommend you use registered mail, return receipt requested, and properly insured.

Any notice, statement, or report which is required or permitted to be given to you by Tower or the Plan Agent will be in writing and deemed to be made when mailed to you at the most recent address provided by you to the Plan Agent.

7.	What Does the Enrollment Form Provide?

The enrollment form appoints and authorizes the Plan Agent to reinvest all or a portion of your cash dividends on shares of stock registered in your name. Please note that cash dividends on whole and fractional shares held in the Plan are automatically reinvested regardless of which investment option is selected.

The enrollment form enables you to purchase additional shares of Tower common stock by choosing one of the following investment options:

•

Full Dividend Reinvestment – Directs the Plan Agent to reinvest the cash dividends paid on all shares of Tower common stock registered in your name and on all shares credited to your account under the Plan, and permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan.

•

Partial Dividend Reinvestment – Directs the Plan Agent to reinvest the cash dividends on less than all of the shares of Tower common stock registered in your name, and permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan. If you select this option, you must specify the number of shares of stock on which you would like to reinvest your dividends. You will be sent a check for the dividends on the remaining shares registered in your name. The dividends on all shares held in the Plan will be reinvested.

•

Optional Cash Payments Only – Directs the Plan Agent to purchase additional shares in accordance with the Plan, without reinvesting dividends on those shares held by a shareholder. Shares purchased with optional cash payments will be held in the Plan. The dividends on all shares held in the Plan will be reinvested.

8.	May Additional Cash Amounts be Contributed to the Plan to Purchase Shares of Tower Common Stock?

Yes, you may send cash to the Plan Agent for investment in additional shares of Tower common stock. The Plan Agent should receive optional cash purchases at least five (5) business days but not more than thirty (30) business days prior to an Investment Date. Funds not received within this time frame will be returned to you without interest. Optional cash payments will only be invested once per quarter. You may make an optional cash purchase as follows:

•	Optional cash payments may be made by sending a personal check, drawn from a U.S. bank in U.S. currency payable to Registrar and Transfer Company with the enrollment form;

•	At any time after you join the Plan through the use of the detachable stub, which will be attached to each statement of account you receive; or

•	If you have a checking or savings account with a qualified financial institution, by using funds automatically withdrawn from your account via the Automated Clearing House system.

You may not make any single optional cash payment of less than One Hundred Dollars ($100.00) or aggregate optional payments that exceed Fifty Thousand Dollars ($50,000.00) during any calendar quarter. Amounts less than One Hundred Dollars ($100.00) singly or in excess of Fifty Thousand Dollars ($50,000.00) for the quarter will be refunded to you without interest. For purposes of determining the Fifty Thousand Dollars ($50,000.00) limitation, all Plan accounts deemed by us to be under common control or management will be aggregated.

If you participate in the Plan by optional cash payments only, we will continue to pay you cash dividends, if any, on shares registered in your name, and the Plan Agent will apply any optional cash payments received from you to purchase shares of common stock; however, shares purchased with optional cash payments will be held in the Plan. The Plan Agent will continue to reinvest the dividends on shares held in the Plan.

You have no obligation to make any optional cash payments.

If the Plan Agent does not receive a payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void, and the Plan Agent will immediately remove from your account any shares purchased in anticipation of receiving such funds. If the net proceeds from the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Agent may sell additional shares from your account as necessary to satisfy the uncollected balance.

In addition, a “Returned Funds” fee of Twenty Five Dollars ($25.00) will be charged for any returned check or automatic debit rejection. The Plan Agent may place a hold on your account until the “Returned Funds” fee is received from you, or may sell shares from your account to satisfy any uncollected amounts.

If you wish to have monies automatically withdrawn from your checking or savings account to purchase stock, you must fill out the necessary information on the enrollment form and enclose a blank deposit slip for a savings account or voided check for a checking account. We will make withdrawals from your account on the fifth (5th) business day preceding an Investment Date each quarter until you indicate that you wish for withdrawals to cease. Your election to discontinue withdrawals must be received at least fifteen (15) days before an Investment Date.

9.	How May I Change Options Under the Plan?

You may change investment options by contacting the Plan Agent. If you choose to contact the Plan Agent by telephone, the toll free telephone number is 1-800-368-5948. If you prefer to contact the Plan Agent in writing you must complete, sign and mail a new enrollment form to the Plan Agent. Any such change must be received by the Plan Agent at least five (5) business days prior to any record date in order to ensure that your option is changed for that dividend payment (see also Question 7).

Purchases

10.	How Are Shares of Common Stock Acquired Under the Plan?

The Plan Agent uses reinvested dividends and optional cash payments to acquire shares of common stock for you. In order to fund the Plan, we may, at our discretion, direct the Plan Agent to (1) purchase treasury shares or newly issued shares from us, or (2) purchase shares through a broker or dealer in the open market.

11.	When Will Shares Be Purchased Under the Plan?

On each date that we pay cash dividends (anticipated to occur on or about the last day of February, May, August and November) (referred to herein as the “Investment Date”), we will pay to the Plan Agent the total amount of dividends payable on all shares of Tower common stock enrolled in the Plan, including shares held in Plan accounts. The Plan Agent will use this cash, along with any optional cash payments received by the Plan Agent in accordance with the procedures set forth in response to Question 8, to buy shares of Tower common stock for the account of Plan participants.

The Plan Agent will purchase shares of Tower common stock directly from us, from others, or in a combination of these methods depending upon the instructions that it receives from us. Subject to regulatory constraints, we decide this each time shares are purchased for your Plan account.

If the Plan Agent is directed to purchase shares in the open market, the Plan Agent may begin making such purchases on the Investment Date, and will finish them as soon as possible but not later than thirty (30) days after the Investment Date. We do not have the ability to direct the time or price at which the Plan Agent purchases shares or to select the broker or dealer through or from whom purchases are made.

If dividends cannot be invested during any period in which you are enrolled in the Plan, such funds will be forwarded to you. You will not be paid interest on such funds. The first reinvestment of your cash dividends will coincide with the dividend payment date following the Plan Agent’s timely receipt of your completed enrollment form in the manner indicated in response to Question 5.

12.	What Will Be the Price of Shares Purchased Under the Plan?

If the Plan Agent purchases shares of Tower common stock directly from us, and such shares are purchased for your account using reinvested cash dividends, the price of the shares will be 95% of their “fair market value” on the applicable Investment Date. See “Determination of Fair Market Value” below. Our board of directors has the discretion to modify or eliminate this 5% discount for shares purchased directly from us with reinvested cash dividends at any time upon prior written notice to all shareholders.

If the Plan Agent purchases shares of Tower common stock directly from us, and such shares are purchased for your account using optional cash payments, the price of the shares will be their fair market value on the applicable Investment Date.

If the Plan Agent purchases shares of Tower common stock from others in the open market, and such shares are purchased for your account using reinvested cash dividends or voluntary cash payments, the price of the shares will be the weighted average of the purchase price of all shares purchased for the Plan in the open market paid by the Plan Agent for the relevant Investment Date.

Determination of Fair Market Value

For purposes of this Plan, “fair market value” as of any date shall be determined on a per share basis as follows: If the common stock is traded in a public market, then the fair market value per share shall be, if the principal trading market for the common stock is a national securities exchange or The Nasdaq Stock Market, Inc., the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or, if the common stock is not principally traded on such exchange or market, the average of the mean between the last reported “bid” and “ask” prices each day over the ten trading days preceding the relevant date, as reported by the applicable customary reporting service or market (including the Over-The-Counter-Bulletin Board). If the common stock is not traded in a public market or subject to reported transactions or quotations as set forth above, the fair market value per share shall be as determined by our board of directors.

Tower common stock is quoted on the NASDAQ Global Market under the symbol “TOBC”.

13.	How Many Shares Will Be Purchased for Me?

Your account will be credited with the number of shares (including fractional shares) equal to the total amount to be invested, divided by the applicable purchase price per share.

14.	Will I Incur any Expenses in Connection with Purchases Under the Plan?

No. We will pay any brokerage fees, service charges, or other fees incurred on any purchases under the Plan. Such payments will not be included in your per share purchase price, but will be deemed to be income for tax purposes (see Question 30).

Reports to Participants

15.	What Kind of Reports Will Be Sent To Me?

After each purchase, the stock acquired for your account will be credited as soon as practicable to your account and you will be furnished with a statement of your holdings. The statements are a cumulative record of current activity plus the cost of purchases. You should retain all statements for tax purposes. If you request a reconstruction of your Plan transactions, you must reimburse the Plan Agent for its costs in assembling such data if still available. The Plan Agent will not retain such records indefinitely.

In addition, you will receive future prospectuses for the Plan and the information needed for reporting dividend income for federal income tax purposes.

Dividends on Fractional Shares

16.	Will I Receive Dividends on Fractions of Shares Held in My Account?

Yes. Dividends on all whole and fractional shares will be computed to the nearest cent, credited to your account, and reinvested in additional shares in accordance with your instructions on your enrollment form.

Certificates for Shares

17.	Will Certificates Be Issued for Stock Purchased Under the Plan?

Stock purchased under the Plan will be registered in the name of the Plan Agent (or its nominee), and certificates for such shares will not be issued to you unless requested. Instead, the number of shares credited to your account under the Plan will be shown on your statement. This service eliminates the need to safekeep certificates against loss, theft or destruction.

Certificates for any number of whole shares credited to your account will be issued at any time upon your request for a service fee of $10.00. You can use the tear off portion of your account statement or write a letter of instruction that can be mailed to the Plan Agent at the address shown in the response to Question 6. Certificates for fractions of shares will not be issued. Any remaining whole and fractional shares will continue to be held in the Plan, and dividends declared thereon will continue to be reinvested.

When certificates are issued to you, future dividends on these shares are treated in accordance with your instructions as indicated in your most recent enrollment form. However, if your account is reduced to zero as a result of the withdrawal of shares and you are not reinvesting the dividends on any shares owned by you of record, you are deemed to have withdrawn from the Plan.

An institution that is required by law to maintain physical possession of certificates must make a separate request for the issuance of certificates for each quarterly dividend.

18.	In Whose Name Will Certificates Be Registered When Issued?

Your account will be maintained in the name in which your certificates were registered at the time you entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued at your request.

Sale, Transfer and Pledging of Shares

19.	What Happens When I Sell or Transfer the Shares Registered in My Name?

If you dispose of all of the shares of common stock registered in your name, but you still have shares credited to your account under the Plan, the Plan Agent will continue to reinvest the dividends on those shares credited to your account, subject to termination of your participation (see Questions 22-25).

20.	What Happens When I Sell or Transfer a Portion of the Shares Registered in My Name and Held For My Account Under the Plan?

If you are reinvesting the cash dividends on all of the common stock registered in your name and dispose of a portion of such shares, the dividends on the remaining shares registered in your name and those credited to your account will continue to be reinvested.

If you are reinvesting the cash dividends on less than all of the common stock registered in your name and you dispose of a portion of such shares, the Plan Agent will continue to reinvest the dividends on the same number of shares as originally authorized as long as you have at least that number of shares still registered in your name. You will be sent a check for the dividends on any remaining shares registered in your name.

21.	May Shares in a Plan Account Be Pledged or Assigned?

No. If you wish to pledge stock credited to your account, you must request that certificates for such shares be issued in your name.

Terminating Participation

22.	How Do I Terminate My Participation in the Plan?

You must contact the Plan Agent in order to terminate your participation. You may either choose to write a letter of instruction or fill out the tear off portion of your account statement. You may mail your request to the address shown in the response to Question 6.

Upon termination, and for a service fee of $10.00, the Plan Agent will issue a certificate for all whole shares held in your account under the Plan and a cash payment for any fraction of a share, valued at the fair market value of Tower common stock on the date of such termination.

23.	When May I Terminate My Participation in the Plan?

You may terminate your participation in the Plan at any time by contacting the Plan Agent. If the Plan Agent receives the request to withdraw at least three (3) business days before the record date, the dividend will be paid to you. If the Plan Agent receives the request to withdraw less than three (3) business days prior to the record date, the dividend (or designated portion thereof) received in a timely fashion may be invested for your account and the Plan Agent would then terminate your account after the purchase date.

24.	May I Terminate the Reinvestment of Dividends on Shares Held in My Name and Still Remain in the Plan?

Yes. You may terminate the reinvestment of dividends paid on shares registered in your name and leave shares previously purchased for your account in the Plan. The dividends on all shares held in the Plan will be reinvested.

25.	May the Plan Agent Terminate My Interest in the Plan?

Yes. The Plan Agent may terminate your interest in the Plan by notice in writing to you. Upon termination, the Plan Agent must follow the procedures set forth in response to Question 22.

Safekeeping Service

26.	May I Send My Stock Certificates to the Plan Agent for Safekeeping?

Yes. You may deposit with the Plan Agent, for safekeeping, stock certificates for shares of Tower common stock registered in your name. This feature of the Plan applies whether or not you are having dividends reinvested under the Plan. There is no cost to you for safekeeping services.

If you wish to do this, you should complete the appropriate box on the Enrollment Form and return it to the Plan Agent, together with the stock certificates. Do not endorse the stock certificates. Because you bear the risk of loss in sending the stock certificates to the Plan Agent, you should send them by registered mail, return receipt requested, and properly insured for at least 1.5 percent of market value.

Upon receipt, the Plan Agent will credit the shares to your Plan account and the certificates will be cancelled.

Other Information

27.	How Is My Account Handled When I Die?

The Plan Agent will hold your account and reinvest cash dividends as usual until there is contact from the legal representative of your estate. The legal representative can request transfer instructions from the Plan Agent. These same procedures will be followed in the event you are adjudicated incompetent.

28.	What Happens If Tower Issues a Stock Dividend or Declares a Stock Split?

Any whole or fractional shares issued in connection with a stock dividend or stock split by us on shares of common stock held in the Plan for your account will be credited to your account. Stock dividends or split shares issued on shares registered in your name will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

29.	How Will My Shares Be Voted at Meetings of Shareholders?

For each meeting of shareholders, you will receive a proxy card that will enable you to vote all whole shares registered in your name, if any, as well as all whole shares credited to your account under the Plan and, if properly signed, will be voted as marked. As in the case of nonparticipating shareholders, if your proxy is not properly marked, all of your whole and fractional shares will be voted in accordance with the recommendations of our management. If the proxy card is not returned or returned unsigned, those shares will be voted only if you or your representative votes in person at the meeting.

30.	What Are the Federal Income Tax Consequences of Participation In the Plan?

Generally, the U.S. federal income tax consequences of participating in the Plan are as follows:

In the case of reinvested dividends, when shares are acquired for your account directly from us, each participant is deemed, for federal income tax purposes, to receive a dividend equal to the fair market value of the shares purchased for that participant’s account. Your basis in shares purchased directly from us will be equal to their fair market value, as defined for federal income tax purposes, on the relevant day we pay the dividend, or the date the Plan Agent purchases shares with voluntary cash payments, as applicable. The “fair market value” of a share for federal income tax purposes may not necessarily be equal to the “fair market value” at which Plan accounts purchase shares under the Plan, as discussed in response to Question 12.

Alternatively, when shares are purchased for your account in the open market with reinvested dividends, each participant is deemed, for federal income tax purposes, to receive a dividend equal to the total amount of cash used to purchase shares on that participant’s behalf, including any trading expense paid by Tower. Your basis in such shares will be equal to the purchase price of the shares, plus any trading expenses paid by Tower.

Additionally, when the Plan Agent purchases shares at a discount, the amount of the discount is treated as an additional dividend for federal income tax purposes.

The foregoing discussion assumes that we will, from time to time, have earnings and profits for federal tax purposes in excess of our distributions to shareholders, which is expected to be the case. The holding period for shares of common stock acquired pursuant to the Plan will begin the day after the date the shares are credited to your account. If you are a person as to whom federal income tax withholding on dividends is required, the Plan Agent will reinvest dividends net of the amount of tax withheld.

You will not realize taxable income upon the issuance of a certificate for a whole number of shares held for your account under the Plan. However, if you receive a cash payment in lieu of the issuance of a fractional share, you will realize gain or loss with respect to such fractional share. Gain or loss will also be realized upon the sale or exchange of shares of common stock acquired under the Plan. The amount of such gain or loss will be the difference between the amount received upon disposition and the tax basis of such shares or fractional share. Any such gain or loss will be a capital gain or loss if the shares sold were held as a capital asset. Such capital gain or loss will be long-term if the shares sold were held by you for the applicable holding period and otherwise will be short-term.

The discussion above is a summary of the important U.S. federal income tax consequences of your participation in the Plan. The summary is based on the Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations, administrative rulings and court decisions, as in effect as of the date of this document, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the tax consequences of your participation in the Plan and does not constitute tax advice. For example, it does not address any state, local or foreign tax consequences of your participation. The summary may not address the tax consequences to any given participant in view of the participant’s individual circumstances. You should consult your own tax advisor about tax consequences of your participation in the Plan. We do not calculate tax basis in shares for shareholders.

31.	What Is the Plan Agent’s Responsibility under the Plan?

The Plan Agent in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim or liability arising out of any of the following:

•	the failure to terminate your account upon your death;

•	the price or prices at which shares are purchased for your account;

•	the times when such purchases are made; or

•	fluctuation in market value of our common stock.

If we determine not to sell that number of shares required to invest all funds available for investment on a relevant Investment Date and in the event that the Plan Agent is unable to purchase sufficient shares in market transactions to invest all available funds, the Plan Agent and Tower shall not be accountable for the inability to make purchases at such times. The Plan Agent will promptly mail to you a check payable to your order in the amount of any unapplied funds, without interest thereon.

32.	May the Plan Be Changed Or Discontinued?

We reserve the right to amend, suspend, modify or terminate the Plan in any manner and at any time. Notice will be sent to you of any suspension, material modification or termination. The Plan Agent reserves the right to resign at any time upon reasonable notice to us in writing. We may terminate the Plan Agent at any time upon like notice. Notice of any material amendment, modification, suspension or termination will be sent to you. Upon such notice, you shall in all events have the right to withdraw from the Plan.

33.	Who Interprets and Regulates the Plan?

We reserve the right, acting in good faith, to interpret and regulate the Plan as deemed desirable or necessary in connection with the Plan’s operations.

34.	What Law Governs the Terms and Conditions of the Plan?

The terms and conditions of the Plan and its operations are governed by the laws of the Commonwealth of Pennsylvania, and to any federal laws regulating us or the Plan Agent.

USE OF PROCEEDS

We will receive proceeds from the purchase of our common stock through the Plan only if the purchases are made directly from us rather than by the Plan Agent in the open market. We will use any such proceeds for general corporate purposes.

LEGAL MATTERS

The legality of the shares of common stock offered by this prospectus will be passed upon by Rhoads & Sinon LLP, as special counsel to Tower.

EXPERTS

Smith Elliot Kearns & Company, LLC, independent registered public accounting firm, has audited Tower’s consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on Smith Elliot Kearns & Company, LLC’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Graystone Financial Corp., incorporated by reference from the current report on Form 8-K/A of Tower Bancorp, Inc. filed with the Securities and Exchange Commission on June 1, 2009, in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Beard Miller Company LLP, independent registered public accountants, given on their authority as experts in accounting and auditing.

INDEMNIFICATION

The Pennsylvania Business Corporation Law of 1988, as amended, provides that a corporation has the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding and provides for mandatory indemnification under certain circumstances when the indemnified person has been successful in defense of such claim. Our bylaws have provisions providing for indemnification against certain liabilities, potentially including liabilities arising under the Securities Act of 1933, as amended. We are also authorized by statute to procure insurance protecting such persons against liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement with the Securities and Exchange commission, or SEC, under the Securities Act of 1933, as amended, registering the offer and sale of Tower common stock pursuant to our Dividend Reinvestment and Stock Purchase Plan (the “Registration Statement”). This prospectus constitutes part of the Registration Statement. The Registration Statement, including the exhibits and schedules attached thereto and the information incorporated by reference contains additional relevant information about us and the securities not included in this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the Registration Statement. In addition, Tower files annual, quarterly and current reports, proxy statements and other information with the SEC.

You may read and copy this information and the Registration Statement at the SEC’s Public Reference Room, located at 100 F Street, N.W., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers of securities, like us, who file such material electronically with the SEC. The address of that web site is www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to documents on file with the SEC. We incorporate into this Prospectus the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 16, 2009.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 11, 2009.

•

Our Current Reports on Form 8-K filed on January 15, 2009, January 29, 2009, February 4, 2009, February 13, 2009, March 3, 2009, March 5, 2009, March 11, 2009, March 17, 2009, March 20, 2009, March 31, 2009 (as amended by the Form 8-K/A filed on June 1, 2009), April 2, 2009, April 10, 2009 and April 29, 2009.

•

The description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on April 2, 2009 pursuant to the Exchange Act, including any amendment or reports filed under the Exchange Act for the purpose of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus. Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.

These documents may be obtained as explained above (see “Where You Can Find More Information”), or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling us at the following address or telephone number:

Tower Bancorp, Inc.

112 Market Street

Harrisburg, PA 17101

Attention: Corporate Secretary

Phone No.: (717) 231-2700

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to” or other similar words. You should not place undue reliance on these forward-looking statements, as they are subject to risks and uncertainties, including but not limited to those described in this prospectus or the documents incorporated by reference herein. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

These forward-looking statements are based on current expectations, estimates and projections about Tower Bancorp, Inc.’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, all of which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.

We have not authorized any person to give any information or make any representation that is different from, or in addition to, that contained in this prospectus or in any document that we incorporate by reference into this prospectus. If anyone gives you any such information, you should not rely on it.

We do not imply by the delivery to you of this prospectus or the sale of any Tower Bancorp, Inc. common stock hereunder that there has been no change in the affairs of Tower Bancorp, Inc. since the date of this prospectus or that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

1,000,000 Shares

Common Stock

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

PROSPECTUS

Dated June 1, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Estimated fees and expenses payable by Tower in connection with the issuance and distribution of the common stock following the effectiveness of this Registration Statement are provided below:

Registration Fee	$1,510.51	*
Printing and Mailing Expenses	$6,000.00
Legal Fees and Expenses	$10,000.00
Accounting Fees and Expenses	$0.00
Miscellaneous	$500.00
Total	$18,010.51

*	Represents actual expenses; all other expenses are estimates.

Item 15.	Indemnification of Directors and Officers

Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, provides that a business corporation has the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding and provides for mandatory indemnification under certain circumstances when the indemnified person has been successful in defense of a claim.

Article 23 of Tower’s bylaws provides as follows:

Section 23.1     The Corporation shall indemnify any director, officer and/or employee, or any former director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer and /or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 23.2     The Corporation shall indemnify any director, officer and/or employee, who was or is a party to, or is threatened by to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

Section 23.3     Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer and/or employee is entitled to indemnification as provided in Sections 23.1 and 23.2 of this Article unless either a majority of the directors who are not involved in such proceedings (“disinterested directors”) or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 23.1 and 23.2 of this Article.

Section 23.4     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 23.3 of this Article upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

Section 23.5     The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director, officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer and/or employee and shall inure to the benefit of the heirs and personal representatives of such a person.

Item 16.	Exhibits

The exhibits to this Registration Statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on this 1st day of June, 2009.

TOWER BANCORP, INC.

By:	/s/ Andrew S. Samuel
Andrew S. Samuel President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Tower Bancorp, Inc., a Pennsylvania corporation (the “Company”), constitutes and appoints Andrew S. Samuel, Mark Merrill and Carl D. Lundblad, with full power of each of them to act alone, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposed as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 27, 2009.

Signature	Capacity

/s/ Andrew S. Samuel Andrew S. Samuel	Director, President & Chief Executive Officer

/s/ Mark Merrill Mark Merrill	Chief Financial Officer

/s/ Stephen E. Beck Stephen E. Beck	Director

/s/ Patricia A. Carbaugh Patricia A. Carbaugh	Director

James H. Craig, Jr.	Director

John S. DiSanto	Director

Marcus Faust	Director

/s/ Frederic M. Frederick Frederic M. Frederick	Director

Signature	Capacity

/s/ Mark E. Gayman Mark E. Gayman	Director

/s/ Kermit G. Hicks Kermit G. Hicks	Director

/s/ Harry D. Johnston Harry D. Johnston	Director

Jeffrey Lehman	Director

Kenneth R. Lehman	Director

/s/ Charles C. Pearson, Jr. Charles C. Pearson, Jr.	Director

/s/ Michael A. Peck Michael A. Peck	Director

/s/ Robert Poole, Jr. Robert Poole, Jr.	Director

/s/ Terry L. Randall Terry L. Randall	Director

Hasu Shah	Director

/s/ Jeff B. Shank Jeff B. Shank	Director

/s/ Klare S. Sunderland Klare S. Sunderland	Director

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation of Tower Bancorp, Inc., as amended (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed March 20, 2009).

3.2	Bylaws of Tower Bancorp, Inc., as amended (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed March 31, 2009).

5.1	Opinion of Rhoads & Sinon LLP as to the validity of securities.

23.1	Consent of Smith Elliot Kearns & Company, LLC with respect to the financial statements of Tower Bancorp, Inc.

23.2	Consent of Beard Miller Company LLP with respect to the financial statements of Graystone Financial Corp.

23.3	Consent of Rhoads & Sinon LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature pages to this Registration Statement).

99.1	Tower Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan (set forth in full under the heading “Description of the Plan” in the Prospectus).

99.2	Tower Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan Enrollment Form.

99.3	Tower Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan Form of Transmittal Letter.